Exhibit 32.1

CERTIFICATIONS

I, Ronald Pienaar, certify that:

1. I have reviewed this quarterly report on Form 10QSB of Knight Fuller, Inc.

2. Based on my knowledge, the report does not contain any untrue statement of  a  material fact or omit to state a material fact necessary to make the  statements  made, in light of the circumstances under which such statements  were made, not  misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial  information included in the report, fairly present in all material respects  the  financial condition, results of operations and cash flows of the small  business issuer as of, and for, the periods presented in the report;

4. The small business issuer's other certifying officer and I are responsible  for establishing and maintaining disclosure controls and procedures (as  defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control  over financial reporting (as defined in Exchange Act Rules 13a-15(f) and  15d-15(f) for the small business issuer and have:

a. Designed such disclosure controls and procedures, or caused such disclosure  controls and procedures to be designed under our supervision, to ensure that  material information relating to the small business issuer, including its  consolidated subsidiaries, is made known to us by others within those  entities, particularly during the period in which this report is being  prepared;

b. Designed such internal control over financial reporting, or caused such  internal control over financial reporting to be designed under our  supervision, to provide reasonable assurance regarding the reliability of  financial reporting and the preparation of financial statements for external  purposes in accordance with generally accepted accounting principles;

c.  Evaluated the effectiveness of the small business issuer's disclosure  controls and procedures and presented in this report our conclusions about the  effectiveness of the disclosure controls and procedures, as of the end of the  period covered by this report based on such evaluation;

d. Disclosed in this report any change in the small business issuer's internal  control over financial reporting that occurred during the small business  issuer's most recent fiscal quarter (the small business issuer's fourth fiscal  quarter in the case of an annual report) that has materially affected, or is  reasonably likely to materially affect, the small business issuer's internal  control over financial reporting; and

5.  The small business issuer's other certifying officer and I have disclosed,  based on our most recent evaluation of internal control over financial  reporting, to the small business issuer's auditors and the audit committee of  the small business issuer's board of directors (or personas performing the  equivalent functions):

a.     All significant deficiencies and material weaknesses in the design or  operation of internal control over financial reporting which are reasonably  likely to adversely affect the small business issuer's ability to record,  process, summarize and report financial information; and

b.     Any fraud, whether or not material, that involves management or other  employees who have a significant role in the small business issuer's internal  control over financial reporting.

Date: August 15, 2005

/s/ Ronald Pienaar

__________________________

Ronald Pienaar

Chief Executive Officer